Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE July 25, 2024

McGrath Announces Results for Second Quarter 2024

Livermore, CA - July 25, 2024 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues from continuing operations for the quarter ended June 30, 2024 of $212.6 million, an increase of 5% compared to the second quarter of 2023. The Company reported net income from continuing operations of $20.6 million, or $0.84 per diluted share, for the second quarter of 2024, compared to net income from continuing operations of $28.0 million, or $1.14 per diluted share, for the second quarter of 2023.

SECOND QUARTER 2024 YEAR-OVER-YEAR Company HIGHLIGHTS (FROM CONTINUING OPERATIONS):

•
Rental revenues increased 3% to $121.2 million.
•
Total revenues increased 5% to $212.6 million.
•
Selling and administrative expenses increased 31% to $61.4 million primarily due to $12.4 million in transaction costs attributable to the pending merger with WillScot Mobile Mini, which decreased 2024 net income from continuing operations by $0.36 per diluted share.
•
Adjusted EBITDA1 increased 9% to $83.7 million.
•
Dividend rate of $0.475 per share for the second quarter 2024. On an annualized basis, this dividend represents a 1.7% yield on the July 24, 2024 close price of $111.63 per share.

Joe Hanna, President and CEO of McGrath, made the following comments:

“We were pleased with our second quarter results. The 5% increase in companywide revenues was driven by higher rental operations and sales revenues.

Our modular business was the highlight for the quarter, with 10% rental revenue growth. Rental revenues grew across our commercial and education customer bases. We maintained our focus on pricing optimization, rental fleet utilization, and value-added services for our customers. Growth initiatives for Mobile Modular Plus, Site Related Services and new modular equipment sales all continued to show progress.

Portable storage demand conditions were weaker than a year ago, resulting in 4% lower rental revenues for the quarter, compared to a year ago. The weaker demand was primarily a result of lower commercial construction project activity.

TRS-RenTelco experienced continued demand challenges, resulting in 11% lower rental revenues for the quarter, compared to a year ago. During the quarter we maintained disciplined new equipment capital spending and made progress with reducing the fleet size to better align with demand conditions.

I appreciate the strong commitment from the McGrath employee team as we maintain our independent focus on disciplined execution during the pending WillScot Mobile Mini transaction."

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended June 30, 2024 to the quarter ended June 30, 2023 unless otherwise indicated.

Mobile Modular

For the second quarter of 2024, the Company’s Mobile Modular division reported Adjusted EBITDA of $53.4 million, an increase of $8.9 million, or 20%, when compared to the same quarter in 2023.

•
Rental revenues increased 10% to $78.0 million, depreciation expense increased 6% to $10.0 million, and other direct costs decreased 9% to $21.3 million, which resulted in an increase in gross profit on rental revenues of 23% to $46.8 million.
•
Rental related services revenues increased 4% to $28.9 million, primarily attributable to higher delivery and pick-up activities and higher site related services, with associated gross profit decreasing 3% to $9.1 million.
•
Sales revenues decreased 6% to $35.9 million, primarily from lower new equipment sales. Gross margin on sales was 38% in 2024, compared to 31% in 2023, resulting in a 17% increase in gross profit on sales revenues to $13.8 million. The increase in gross margin on sales was primarily attributed to a higher mix of used versus new sales during the quarter.
•
Selling and administrative expenses increased $11.2 million to $42.3 million. Included within selling and administrative expenses was $11.3 million higher allocated corporate costs, which included $9.0 million in allocated transaction costs attributed to the pending merger with WillScot Mobile Mini.

Portable storage

For the second quarter of 2024, the Company’s Portable Storage division reported Adjusted EBITDA of $11.0 million, a decrease of $1.3 million, or 11%, when compared to the same quarter in 2023.

•
Rental revenues decreased 4% to $17.8 million, depreciation expense increased 15% to $1.0 million, and other direct costs decreased 10% to $1.5 million, which resulted in a decrease in gross profit on rental revenues of 4% to $15.3 million.
•
Rental related services revenues were $4.6 million and gross profit on rental related services revenues was $0.2 million, which was down from $0.7 million in the second quarter of 2023.
•
Sales revenues increased $0.2 million to $1.3 million, primarily from higher used equipment sales. Gross margin on sales was 43% compared to 38% in 2023, resulting in a $0.1 million increase in gross profit on sales revenues to $0.6 million.
•
Selling and administrative expenses increased $1.7 million to $8.9 million, primarily due to higher allocated corporate expenses, which included $1.4 million in allocated transaction costs attributed to the pending WillScot Mobile Mini merger.

TRS-RenTelco

For the second quarter of 2024, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $18.0 million, a decrease of 16%, when compared to the same quarter in 2023.

•
Rental revenues decreased 11% to $25.3 million, depreciation expense decreased 9%, and other direct costs decreased 6%, resulting in a 16% decrease in gross profit on rental revenues to $9.0 million. The rental revenue decrease was primarily due to continued weakness in end markets, resulting in lower average rental equipment on rent compared to the prior year.
•
Sales revenues decreased 22% to $5.8 million and gross profit on sales revenues decreased 23% to $3.1 million.
•
Selling and administrative expenses increased 19%, to $8.5 million, primarily due to higher allocated corporate expenses, which included $1.9 million in transaction costs attributed to the pending merger with WillScot Mobile Mini.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over

40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of July 1, 2024, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on July 25, 2024 to discuss the second quarter 2024 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-723-0488 (in the U.S.), or 1-402-220-2651 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues
Rental	$121,176	$117,840	$241,508	$228,087
Rental related services	34,358	33,857	63,938	60,989
Rental operations	155,534	151,697	305,446	289,076
Sales	54,414	47,801	89,483	71,461
Other	2,663	3,532	5,509	6,211
Total revenues	212,611	203,030	400,438	366,748
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	22,165	22,597	44,531	44,430
Rental related services	24,990	23,825	45,776	43,093
Other	27,920	30,560	56,930	61,695
Total direct costs of rental operations	75,075	76,982	147,237	149,218
Costs of sales	34,121	31,438	56,518	45,553
Total costs of revenues	109,196	108,420	203,755	194,771
Gross profit	103,415	94,610	196,683	171,977
Expenses:
Selling and administrative expenses	61,370	47,026	121,188	104,524
Other income, net	—	—	(9,281)	—
Income from operations	42,045	47,584	84,776	67,453
Interest expense	13,037	9,945	25,741	17,409
Foreign currency exchange loss (gain)	31	18	163	(208)
Income from continuing operations before provision for income taxes	28,977	37,621	58,872	50,252
Provision for income taxes from continuing operations	8,359	9,669	15,406	10,782
Income from continuing operations	20,618	27,952	43,466	39,470

Discontinued operations:
Income from discontinued operations before provision for income taxes	—	—	—	1,709
Provision for income taxes from discontinued operations	—	—	—	453
Gain on sale of discontinued operations, net of tax	—	2,630	—	61,513
Income from discontinued operations	—	2,630	—	62,769

Net income	$20,618	$30,582	$43,466	$102,239

Earnings per share from continuing operations:
Basic	$0.84	$1.14	$1.77	$1.61
Diluted	$0.84	$1.14	$1.77	$1.61
Earnings per share from discontinued operations:
Basic	$—	$0.11	$—	$2.57
Diluted	$—	$0.11	$—	$2.56
Earnings per share:
Basic	$0.84	$1.25	$1.77	$4.18
Diluted	$0.84	$1.25	$1.77	$4.17
Shares used in per share calculation:
Basic	24,549	24,479	24,531	24,448
Diluted	24,560	24,512	24,562	24,527
Cash dividends declared per share	$0.475	$0.465	$0.950	$0.930

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
(in thousands)	2024	2023
Assets
Cash	$9,396	$877
Accounts receivable, net of allowance for credit losses of $2,866 at June 30, 2024 and $2,801 at December 31, 2023	217,379	227,368
Rental equipment, at cost:
Relocatable modular buildings	1,398,475	1,291,093
Portable storage containers	242,107	236,123
Electronic test equipment	368,324	377,587
	2,008,906	1,904,803
Less: accumulated depreciation	(601,584)	(575,480)
Rental equipment, net	1,407,322	1,329,323
Property, plant and equipment, net	191,801	169,114
Inventories	28,213	15,425
Prepaid expenses and other assets	81,547	87,364
Intangible assets, net	59,453	64,588
Goodwill	323,224	323,224
Total assets	$2,318,335	$2,217,283
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$794,271	$762,975
Accounts payable	73,132	58,760
Accrued liabilities	108,928	108,763
Deferred income	134,624	111,428
Deferred income taxes, net	253,147	241,555
Total liabilities	1,364,102	1,283,481
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,550 shares as of June 30, 2024 and 24,496 shares as of December 31, 2023	111,596	111,122
Retained earnings	842,675	822,796
Accumulated other comprehensive loss	(38)	(116)
Total shareholders’ equity	954,233	933,802
Total liabilities and shareholders’ equity	$2,318,335	$2,217,283

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net income	$43,466	$102,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,131	54,958
Deferred income taxes	11,592	(39,486)
Provision for credit losses	873	1,400
Share-based compensation	4,556	3,382
Gain on sale of property, plant and equipment	(9,281)	—
Gain on sale of discontinued operations	—	(61,513)
Gain on sale of used rental equipment	(15,537)	(14,250)
Foreign currency exchange loss (gain)	163	(208)
Amortization of debt issuance costs	4	4
Change in:
Accounts receivable	9,116	(1,116)
Inventories	(12,788)	(6,594)
Prepaid expenses and other assets	5,817	(1,910)
Accounts payable	23,155	19,209
Accrued liabilities	166	6,046
Deferred income	23,196	9,290
Net cash provided by operating activities	138,629	71,451
Cash Flows from Investing Activities:
Proceeds from sale of discontinued operations	—	268,012
Purchases of rental equipment	(145,345)	(128,088)
Purchases of property, plant and equipment	(30,125)	(11,229)
Cash paid for acquisition of businesses	—	(456,312)
Proceeds from sales of used rental equipment	29,334	27,410
Proceeds from sales of property, plant and equipment	12,251	—
Net cash used in investing activities	(133,885)	(300,207)
Cash Flows from Financing Activities:
Net (payments) borrowings under bank lines of credit	(43,708)	258,885
Borrowings under term note agreement	75,000	—
Taxes paid related to net share settlement of stock awards	(4,082)	(6,100)
Payment of dividends	(23,435)	(22,782)
Net cash provided by financing activities	3,775	230,003
Effect of foreign currency exchange rate changes on cash	—	1
Net increase in cash	8,519	1,248
Cash balance, beginning of period	877	957
Cash balance, end of period	$9,396	$2,205
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$26,394	$16,802
Net income taxes (refunded) paid, during the period	$(4,599)	$6,931
Dividends accrued during the period, not yet paid	$12,150	$11,937
Rental equipment acquisitions, not yet paid	$7,634	$7,612

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$78,039	$17,823	$25,314	$—	$121,176
Rental related services	28,920	4,640	798	—	34,358
Rental operations	106,959	22,463	26,112	—	155,534
Sales	35,930	1,266	5,845	11,373	54,414
Other	1,657	293	713	—	2,663
Total revenues	144,546	24,022	32,670	11,373	212,611

Costs and Expenses
Direct costs of rental operations:
Depreciation	9,995	1,001	11,169	—	22,165
Rental related services	19,828	4,476	686	—	24,990
Other	21,265	1,527	5,128	—	27,920
Total direct costs of rental operations	51,088	7,004	16,983	—	75,075
Costs of sales	22,172	716	2,716	8,517	34,121
Total costs of revenues	73,260	7,720	19,699	8,517	109,196

Gross Profit
Rental	46,779	15,295	9,017	—	71,091
Rental related services	9,092	164	112	—	9,368
Rental operations	55,871	15,459	9,129	—	80,459
Sales	13,758	550	3,129	2,856	20,293
Other	1,657	293	713	—	2,663
Total gross profit	71,286	16,302	12,971	2,856	103,415
Selling and administrative expenses	42,267	8,874	8,515	1,714	61,370
Income from operations	$29,019	$7,428	$4,456	$1,142	42,045
Interest expense					(13,037)
Foreign currency exchange loss					(31)
Provision for income taxes					(8,359)
Net income					$20,618

Other Information
Adjusted EBITDA [1]	$53,418	$11,015	$18,001	$1,238	$83,672
Average rental equipment [2]	$1,203,415	$226,754	$367,322
Average monthly total yield [3]	2.16%	2.62%	2.28%
Average utilization [4]	78.4%	66.1%	56.5%
Average monthly rental rate [5]	2.76%	3.96%	4.07%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2023
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$70,770	$18,487	$28,583	$—	$117,840
Rental related services	27,836	5,354	667	—	33,857
Rental operations	98,606	23,841	29,250	—	151,697
Sales	38,248	1,109	7,521	923	47,801
Other	1,983	475	1,074	—	3,532
Total revenues	138,838	25,424	37,845	923	203,030

Costs and Expenses
Direct costs of rental operations:
Depreciation	9,415	870	12,312	—	22,597
Rental related services	18,443	4,641	741	—	23,825
Other	23,377	1,705	5,478	—	30,560
Total direct costs of rental operations	51,236	7,215	18,531	—	76,982
Costs of sales	26,517	690	3,431	800	31,438
Total costs of revenues	77,753	7,905	21,962	800	108,420

Gross Profit
Rental	37,977	15,913	10,793	—	64,683
Rental related services	9,393	713	(74)	—	10,032
Rental operations	47,370	16,626	10,719	—	74,715
Sales	11,731	419	4,090	123	16,363
Other	1,983	475	1,074	—	3,532
Total gross profit	61,084	17,520	15,883	123	94,610
Selling and administrative expenses	31,092	7,204	7,126	1,604	47,026
Income (loss) from operations	$29,993	$10,315	$8,757	$(1,481)	47,584
Interest expense					(9,945)
Foreign currency exchange loss					(18)
Provision for income taxes					(9,669)
Net income					$27,952

Other Information
Adjusted EBITDA [1]	$44,516	$12,308	$21,538	$(1,394)	$76,968
Average rental equipment [2]	$1,117,141	$204,627	$393,891
Average monthly total yield [3]	2.11%	3.01%	2.40%
Average utilization [4]	79.3%	78.2%	58.2%
Average monthly rental rate [5]	2.66%	3.85%	4.16%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$154,535	$36,230	$50,743	$—	$241,508
Rental related services	53,053	9,363	1,522	—	63,938
Rental operations	207,588	45,593	52,265	—	305,446
Sales	61,256	2,478	12,657	13,092	89,483
Other	3,287	711	1,511	—	5,509
Total revenues	272,131	48,782	66,433	13,092	400,438

Costs and Expenses
Direct costs of rental operations:
Depreciation	19,870	1,965	22,696	—	44,531
Rental related services	35,608	8,932	1,236	—	45,776
Other	43,938	2,995	9,997	—	56,930
Total direct costs of rental operations	99,416	13,892	33,929	—	147,237
Costs of sales	39,584	1,484	5,658	9,791	56,517
Total costs of revenues	139,000	15,377	39,587	9,791	203,755

Gross Profit
Rental	90,727	31,270	18,050	—	140,047
Rental related services	17,445	431	286	—	18,162
Rental operations	108,172	31,701	18,336	—	158,209
Sales	21,672	993	6,999	3,301	32,965
Other	3,287	711	1,511	—	5,509
Total gross profit	133,131	33,405	26,846	3,301	196,683
Selling and administrative expenses	82,354	17,885	17,433	3,517	121,189
Other income, net	(6,220)	(1,319)	(1,742)	—	(9,281)
Income (loss) from operations	$56,999	$16,840	$11,155	$(216)	84,778
Interest expense					(25,741)
Foreign currency exchange loss					(163)
Provision for income taxes					(15,406)
Net income					$43,468

Other Information
Adjusted EBITDA [1]	$96,745	$22,538	$36,481	$(24)	$155,740
Average rental equipment [2]	$1,188,828	$225,025	$369,756
Average monthly total yield [3]	2.17%	2.68%	2.27%
Average utilization [4]	78.6%	67.8%	56.4%
Average monthly rental rate [5]	2.76%	3.96%	4.05%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2023
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$134,826	$35,544	$57,717	$—	$6,520	$234,607
Rental related services	49,370	10,072	1,547	—	2,584	63,573
Rental operations	184,196	45,616	59,264	—	9,104	298,180
Sales	55,215	1,747	12,635	1,864	269	71,730
Other	3,342	803	2,066	—	65	6,276
Total revenues	242,753	48,166	73,965	1,864	9,438	376,186

Costs and Expenses
Direct costs of rental operations:
Depreciation	18,072	1,657	24,701	—	1,325	45,755
Rental related services	32,669	9,022	1,402	—	2,020	45,113
Other	47,504	3,487	10,703	—	1,270	62,965
Total direct costs of rental operations	98,246	14,166	36,806	—	4,614	153,832
Costs of sales	37,263	1,018	5,656	1,616	159	45,712
Total costs of revenues	135,509	15,184	42,462	1,616	4,773	199,544

Gross Profit
Rental	69,249	30,400	22,313	—	3,926	125,888
Rental related services	16,701	1,050	145	—	564	18,460
Rental operations	85,950	31,450	22,458	—	4,490	144,348
Sales	17,952	729	6,979	248	110	26,018
Other	3,342	803	2,066	—	65	6,276
Total gross profit	107,244	32,982	31,503	248	4,665	176,642
Selling and administrative expenses	69,548	15,262	16,577	3,137	2,582	107,106
Income (loss) from operations	$37,696	$17,720	$14,926	$(2,889)	$2,083	69,536
Interest expense						(17,783)
Foreign currency exchange gain						208
Provision for income taxes						(11,235)
Net income						$40,726

Other Information
Adjusted EBITDA [1]	$76,941	$22,328	$42,173	$(2,724)	$3,682	$142,400
Average rental equipment [2]	$1,044,711	$196,577	$395,049
Average monthly total yield [3]	2.15%	3.01%	2.42%
Average utilization [4]	79.4%	79.4%	58.7%
Average monthly rental rate [5]	2.71%	3.80%	4.15%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and gains on property sales. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs and gains on property sales is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs and gains on property sales. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2024	2023	2024	2023	2024	2023
Income from continuing operations	$20,618	$27,952	$43,466	$39,470	$115,848	$101,577
Provision for income taxes from continuing operations	8,359	9,669	15,406	10,782	42,234	29,654
Interest expense	13,037	9,945	25,741	17,409	48,892	24,937
Depreciation and amortization	26,944	27,368	54,131	53,501	108,548	100,650
EBITDA	68,958	74,934	138,744	121,162	315,522	256,818
Share-based compensation	2,347	1,889	4,556	3,264	9,449	7,228
Transaction costs [3]	12,367	145	21,721	14,292	23,306	18,345
Other income, net [4]	—	—	(9,281)	—	(12,899)	—
Adjusted EBITDA [1]	$83,672	$76,968	$155,740	$138,718	$335,378	$282,391
Adjusted EBITDA margin [2]	39%	38%	38%	38%	38%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2024	2023	2024	2023	2024	2023
Adjusted EBITDA [1]	$83,672	$76,968	$155,740	$142,400	$335,378	$308,256
Interest paid	(12,210)	(8,985)	(26,394)	(16,802)	(48,195)	(25,756)
Income taxes paid, net of refunds received	5,078	(6,518)	4,599	(6,931)	(80,035)	(17,215)
Gain on sale of used rental equipment	(8,182)	(11,161)	(15,537)	(14,250)	(32,929)	(36,136)
Foreign currency exchange loss	31	18	163	(208)	61	2
Amortization of debt issuance costs	2	2	4	4	8	11
Change in certain assets and liabilities:
Accounts receivable, net	(5,429)	(16,669)	9,989	284	(25,438)	(22,410)
Prepaid expenses and other assets	519	(1,159)	5,817	(8,504)	(15,005)	(14,133)
Accounts payable and other liabilities	3,800	(2,828)	(18,948)	(33,832)	(2,942)	(22,935)
Deferred income	11,928	6,072	23,196	9,290	28,000	14,156
Net cash provided by operating activities	$79,209	$35,740	$138,629	$71,451	$158,903	$183,840

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net. Adjusted EBITDA for the six months ended June 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks. Total Adjusted EBITDA attributed to discontinued operations for the six month period ended June 30, 2023 was $3,682.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition and divestiture related legal and professional fees and other costs specific to these transactions.

4. Other income, net consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.